EXHIBIT 99.1

XOMA Announces Pricing of $25 Million Registered Offering of Common Stock and Convertible Preferred Stock

BERKELEY, Calif., Feb. 13, 2017 (GLOBE NEWSWIRE) -- XOMA Corporation (Nasdaq:XOMA) announced today that it has agreed to sell 1,200,000 shares of its common stock and 5,003 shares of convertible preferred stock directly to Biotechnology Value Fund, L.P. and certain of its affiliates (“BVF”) in a registered direct offering.  XOMA anticipates its aggregate gross proceeds from the offering will be approximately $25.0 million.

BVF agreed to purchase the shares of common stock from the Company pursuant to a subscription agreement at a price of $4.03 per share (the closing price of XOMA’s common stock on February 10, 2017, as reported on the NASDAQ Global Market).

Each share of Series X Preferred Stock will have a stated value of $4,030 per share and will be convertible into 1,000 shares of registered common stock based on a conversion price of $4.03 per share of common stock.  The total number of shares of common stock issued upon conversion of all issued Series X Preferred Stock will be 5,003,000 shares.  Each share will be convertible at the option of the holder at any time, provided that the holder will be prohibited from converting into common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own a number of shares above a conversion blocker, which is initially set at 19.99% of the total common stock then issued and outstanding immediately following the conversion of such shares.

The offering is expected to close on or about February 15, 2017, subject to customary closing conditions.

The securities described above are being offered by XOMA pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on February 13, 2015 (File No. 333-201882). A prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Alternatively, XOMA will arrange to send you the prospectus supplement and the accompanying prospectus upon request by calling XOMA at (510) 204-7200.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About XOMA

XOMA discovers and develops innovative antibody therapeutics.  XOMA has an extensive portfolio of products, programs, and technologies that are the subject of licenses we have in place with other biotech and pharmaceutical companies.  There are over 25 such programs that are funded by other companies and could produce milestone payments and royalty payments in the future.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, statements related to the anticipated closing of the offering are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "estimate," "anticipate," "intend," "expect," "potential" and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions that may not prove accurate. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to whether the offering will close when anticipated or at all,  XOMA’s business strategy, its clinical programs, ability to receive potential milestones and royalty payments, and other risks, including those related to current economic and financial market conditions, that are described in more detail in "Risk Factors" included in the prospectus supplement and accompanying prospectus and the additional risk factors contained in XOMA’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. XOMA undertakes no obligation to publicly update any forward-looking statements, regardless of any new information, future events or other occurrences. You are advised, however, to consult any additional disclosures made by XOMA in its reports to the SEC on Forms 10-K, 10-Q and 8-K.

CONTACTS:

Investor contact:
Luke Heagle
Pure Communications
+1 910-726-1372
lheagle@purecommunications.com

Media contact:
Colin Sanford
Pure Communications
+1 415-946-1094
csanford@purecommunications.com